Exhibit 99.3

January 5, 2006

Dear Datastream Customer:

I am pleased to announce that we have signed a definitive agreement to be acquired by Infor and I am excited that we will be joining the Infor team in the near future.

First let me say this is a positive event for our customers as well as for Datastream. Infor is the largest global software provider focused on delivering world-class enterprise applications to select verticals in the manufacturing and distribution industries. Infor now provides solutions to more than 18,000 customers with implementations in 70 countries. Datastream’s asset management offerings are complementary to Infor’s solutions, which is a key reason why Datastream joining the Infor family will be beneficial to our customers.

For our valued customers, this means that you will benefit from:

•	A combined global reach and financial resource base that will support and improve the continued development of our industry leading products;

•	Infor’s deep experience in manufacturing, distribution and fleet management operations will better enable Asset Performance Management across our customers’ operations;

•	A broader technology footprint that includes ERP, demand planning and supply chain execution solutions; and

•	An established global network of channel partners to reach and support customers more efficiently throughout the world.

We understand the critical role that Datastream solutions and services play in running your business and we want to assure you that the combined companies are committed to your continued success. When the acquisition is complete, Datastream’s operations will be integrated into Infor’s Cross-Industry Group, where both the solutions and services you rely on will continue to be enhanced and supported by Infor. We will continue to invest heavily in product development to provide you with innovative technologies that meet your evolving business requirements.

To make the acquisition as seamless as possible, we will endeavor to keep the same Datastream professionals on your team. Customer satisfaction is our number one priority and our goal is to provide you with the same excellent level of service that you have come to expect from us.

We have attached additional information to tell you more about Infor and the acquisition. You may also access this information and the press release at www.datastream.net/infor.

I want to thank you once again for helping Datastream become a successful organization. We appreciate your business and want to ensure you that although we are being acquired, your investment in our solutions is safe with Infor. We look forward to a long continuing relationship with you.

Sincerely,

/s/ Larry Blackwell
Larry Blackwell
Chairman and CEO
Datastream Systems, Inc.

This material is not a substitute for the proxy statement and other documents Datastream will file with the Securities and Exchange Commission regarding the transaction. When they become available, investors are urged to read the proxy statement and any other documents, including amendments and supplements thereto, which will contain important information about Datastream, Infor and its subsidiary acquiring Datastream, the proposed acquisition and related matters. The proxy statement and other documents that will be filed by Datastream with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Datastream Systems, Inc., 50 Datastream Plaza, Greenville, South Carolina 29605, Attention: Investor Relations.

Datastream and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed acquisition. Information about the directors and executive officers of Datastream and their ownership of Datastream stock is set forth in Datastream’s annual report on Form 10-K for the year ended December 31, 2004. Investors may obtain additional information regarding the interests of such participants in the acquisition by reading the proxy statement when it becomes available.

Quick Facts about Infor

Infor Customers	18,000
Countries Served	70+
Infor Employees	2,300+
Corporate Headquarters	Alpharetta, GA
Revenues	Approaching $600 million

Questions and Answers

Why is Infor acquiring Datastream?

Over the past three years, Infor has built a nearly $600 million company with more than 2,300 employees in 47 global offices focused on solving the essential challenges their customers face everyday. The acquisition of Datastream is consistent with Infor’s strategy of assembling and innovating enterprise solutions for select vertical markets.

As a leading provider of Asset Performance Management software and services, Datastream offers proven products and highly skilled and dedicated professionals with a deep knowledge of enterprise asset performance optimization and fleet management best practices in the vertical markets we serve.

The acquisition of Datastream supports Infor’s strategy of providing essential solutions to companies in the manufacturing and distribution industries and gives our customers access to integrated, best-of-breed Asset Performance Management and fleet management solutions for the first time from one vendor. Datastream customers benefit from the acquisition by gaining access to an affordable integrated ERP and supply chain management suite from one source as well as from Infor’s financial stability and deep resources for continued product enhancement and development, investment protection and a global support network.

Datastream’s highly-acclaimed Asset Performance Management and fleet management products will strengthen Infor’s position by extending the life of our customers’ existing assets through better preventive maintenance, reducing labor and spare parts costs, ensuring various regulatory compliances and aligning asset performance data with corporate metrics via analytics. Our combined company will provide expanded products and solutions to existing and new customers driving growth and increased market share.

How will my company benefit from this transaction?

Infor is committed to providing solutions that address your challenges while delivering rapid implementation, lower total cost of ownership and long-term return on investment. As a Datastream customer, you will benefit from Infor’s financial stability and deep resources for continued product enhancement and development, investment protection and the efficiencies of a strong global support network.

Will Infor continue to support Datastream’s customers and products that are in verticals other than manufacturing and distribution?

Absolutely. We will continue to support all existing customers and go forward with existing product roadmaps.

Will my current Datastream products become obsolete as a result of this acquisition?

Absolutely not. We understand the critical role that Datastream solutions play in running your business and we will support all existing and all currently supported products. Infor will continue to provide Datastream Asset Performance Management solutions as stand-alone products as they are sold today, including support for Datastream’s ASP model.

Infor will also integrate Datastream products into Infor’s ERP and supply chain management solutions. Moreover, we will leverage the synergies between the Infor and Datastream development teams and products and invest heavily in product development so that we can continue to provide you with innovative, new technologies that meet your evolving business requirements.

Will the people I work with change?

We recognize that your relationship with Datastream is built on trust, so we will endeavor to keep the same Datastream professionals on your team when the acquisition is complete. It is possible that you will also see new faces as we bring additional industry-specific expertise from Infor to your service team.

Can I still expect the same level of support?

Absolutely. Just like at Datastream, customer satisfaction is–and will always remain–Infor’s number one priority. Infor is committed to providing the same level of service at that you have come to expect from Datastream.

Will there be any changes to the locations of Datastream?

Infor will maintain Datastream’s offices in Greenville, South Carolina and all offices will remain open for the foreseeable future.

What about the 2006 Datastream User Conference?

The 2006 Datastream User Conference will be bigger and better than ever and will be held as scheduled April 30 – May 4, 2006 in Greenville, SC. For more information, visit http://userconference.datastream.net.

Do Infor and Datastream compete with each other?

Infor’s and Datastream’s products are complementary, so they are rarely in competitive situations.

How will the transaction be financially structured and when will it be finalized?

Infor will pay cash to Datastream stockholders to purchase all of the shares of Datastream stock. Since Datastream is a publicly traded company and subject to SEC Guidelines, details of the acquisition may be found in the press release and other public filings with the SEC. Under the terms of the agreement, Infor will pay $10.26 per share to the Datastream stockholders. The plan has received unanimous approval from the Board of Directors of Datastream as well as the Board of Directors of Infor’s wholly owned subsidiary that is acquiring Datastream. Before the acquisition is finalized, certain closing conditions must be satisfied, including certain regulatory approvals and a Datastream stockholder vote approving the acquisition. By purchasing all of the shares of Datastream, on completion of the acquisition, Datastream will no longer be a public company and will be a privately held subsidiary of Infor.

The parties will work to close this transaction as soon as reasonably possible but it is expected to be completed in the second calendar quarter of 2006.

Who do I contact with questions?

If you have questions, you can contact either your sales person or our customer service line at 1.800.328.2636 ext 3581 (international callers should dial +1 864.422.5001 ext 3581). Inquiries via email may be sent to info-infor@datastream.net. In addition, there is a customer-only website at www.datastream.net/infor which will be updated periodically with new information as it becomes available.